Investor Presentation German American Bancorp, Inc. (Nasdaq: GABC) Sale of the Assets of German American Insurance June 3, 2024

When used in this presentation and our related oral statements, the words or phrases “believe,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this presentation, and we do not undertake any obligation to update any forward- looking statement to reflect circumstances or events that occur in the future. By their nature, these statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results and performance to vary materially from those expressed or implied by any forward-looking statement include those that are discussed in Item 1, “Business – Forward Looking Statements and Associated Risk,” and Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for 2023 as updated and supplemented by our other SEC reports filed from time to time. 2 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

GABC Announces Sale of the Assets of German American Insurance 3 • Effective June 1, 2024, GABC sold the assets of its wholly-owned subsidiary, German American Insurance (“GAI”), to Hilb Group, a privately-held insurance broker • All-cash transaction of $40 million in proceeds – ~4x 2023 insurance revenue – ~24x 2023 net income – After-tax gain of ~$27 million (net of transaction costs) – Eliminates $1.3 million of goodwill and other intangibles • Allows GABC to reallocate capital in its core banking and wealth management businesses, while partnering with a leading national insurance broker to continue serving GABC clients’ insurance needs • Transition services agreement for six-month period post-closing to support business continuity and client service $40M Cash Proceeds from Transaction $27M After-Tax Gain (Net of Transaction Costs) Transaction captures significant value for GABC’s long-term investment in its insurance business, while positioning that business for future success

Strategic Rationale and Impact

Achieves strong value for GABC's shareholders while creating opportunities for the Bank, its customers and GAI employees

- Compelling price of $40 million (~4x 2023 revenues and ~24x 2023 net income)
- Capitalizes on favorable market valuations for insurance brokerage businesses
- GAI customers will enjoy ongoing access to market-leading insurance brokerage services through Hilb Group
- GABC will maintain an ongoing referral relationship with Hilb Group
- GAI employees will be retained by Hilb Group to help extend its presence in Indiana and to build out its business in Kentucky
- Strengthens GABC's capital position
- Improves efficiency ratio by 0.9%
- Creates strategic opportunity for redeployment of capital into core banking and wealth management franchises

+6.1%
Tangible Book Value per Share Accretion

+48 bps
Tangible Common Equity Ratio Accretion

$1.3M
Elimination of Goodwill and Other Intangibles

+46 bps
Leverage Ratio Accretion

German American Bancorp, Inc.

4

Strengthens Capital Position 5 Capital Ratios and Per Share Data 3/31/2024 Estimated Impact Pro Forma 3/31/2024 Tier 1 Capital (to Average Assets) 12.01% 0.46% 12.47% Common Equity Tier 1 (CET 1) Capital Ratio (to Risk Weighted Assets) 14.27% 0.59% 14.86% Tier 1 (Core) Capital Ratio (to Risk Weighted Assets) 14.97% 0.59% 15.56% Total Capital (to Risk Weighted Assets) 16.57% 0.58% 17.15% Tangible Common Equity to Tangible Assets (1) 7.92% 0.48% 8.40% Tangible Book Value Per Share (2) $15.82 $0.97 $16.79 Year Ended 12/31/2023 Estimated Transaction Impact Pro Forma Year Ended 12/31/2023 Efficiency Ratio (3) 55.09% -0.87% 54.22% 48 basis point positive impact to TCE/TA ratio based on pro forma 3/31/24 ratio 1) Tangible Common Equity is defined as Total Shareholders’ Equity less Goodwill and Other Intangible Assets. Tangible Assets is defined as Total Assets less Goodwill and Other Intangible Assets. 2) Tangible Book Value per Share is defined as Total Shareholders’ Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding. 3) Efficiency Ratio is defined as Non-interest Expense less Intangible Amortization divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income less Net Gain on Securities.

Thank You Thank you for your interest in German American Bancorp, Inc. (Nasdaq: GABC) Learn more at www.germanamerican.com